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                                                                   EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 4 to Registration Statement No. 333-107369 of Graham Packaging Company, L.P., GPC Capital Corp. I and Graham Packaging Holdings Company of our report dated February 14, 2003 (November 20, 2003 as to Note 21) relating to the consolidated financial statements and financial statement schedules of Graham Packaging Holdings Company, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

December 15, 2003